Exhibit 23.1

The accompanying financial statements give effect to a segment change, described in Note 2 to the financial statements, which occurred in the fourth quarter of 2018. The following consent is in the form which will be furnished by Deloitte & Touche LLP, an independent registered public accounting firm, upon issuance of financial statements for the period which will cover the effectiveness of the segment change and, assuming that from February 8, 2019 to the date of such completion, no other material events have occurred that would affect the accompanying financial statements or disclosures therein.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

February 8, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March     , 2019 relating to the consolidated financial statements of Avantor, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

Philadelphia, Pennsylvania

March     , 2019